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                                                                  EXHIBIT 10.11

                           SECURED PROMISSORY NOTE


$600,000                                                         APRIL 14, 1999
                                                            ANAHEIM, CALIFORNIA

     FOR VALUE RECEIVED, receipt of which is hereby acknowledged, the undersigned Richard M. Giles, Trustee of the Giles Living Trust UDT dated December 17, 1993 (the "Borrower") promises to pay to the order of Printrak International Inc., a Delaware corporation (the "Company"), in lawful money of the United States of America, the principal sum of Six Hundred Thousand Dollars ($600,000).

     1. PRINCIPAL AND INTEREST. The principal balance of the Note together with interest accrued and unpaid to date shall be due and payable on or before April 14, 2001.

     2. RATE OF INTEREST. Interest shall accrue under the Note on any unpaid principal balance at a rate per annum equal to the lesser of 5.5% or the maximum rate permitted by law, and shall be paid on or before the maturity of this Note.

     3. APPLICATION PAYMENTS. Each payment shall be credited first to accrued but unpaid interest and the balance to principal. Prepayment of principal and interest may be made at any time without penalty.

     4. EVENTS OF ACCELERATION. The entire unpaid principal and unpaid interest of the Note shall become immediately due and payable upon one or more of the following events:

          (a) the default in any payment due under this Note, and the failure to cure such default within ten days of written notice of such default;

          (b) the insolvency of Richard M. Giles or the Borrower, the execution by Richard M. Giles or the Borrower of a general assignment for the benefit of creditors, the filing by or against Richard M. Giles or the Borrower of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act of another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of ninety
(90) days or more;

          (c) the occurrence of a material event of default under the Stock Pledge Agreement securing this Note;

          (d)  the termination of Richard M. Giles' employment with the Company;
or

          (e)  the liquidation of the Borrower; or

          (f) the sale of any shares of Common Stock of the Company which are pledged as security pursuant to the Stock Pledge Agreement dated concurrently herewith.

     5. SECURITY. Payment of this Note shall be secured by 200,000 shares of the Company's Common Stock pursuant to a Stock Pledge Agreement dated concurrently herewith. In addition, Richard M. Giles agrees to unconditionally and personally guarantee the obligations of the


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Borrower under this Note. Anything herein to the contrary notwithstanding, in the event of any default in payment or principal or interest under this Note, the Company agrees to pursue to the fullest extent possible its rights and remedies to foreclose upon and dispose of the shares of Common Stock pledged as collateral under the Stock Pledge Agreement prior to pursuing any right or remedy as to the personal liability or other assets of the Borrower and Richard M. Giles.

     6. COLLECTION. If action is instituted to collect this Note, the Borrower and Richard M. Giles promises to pay all reasonable costs and expenses (including reasonable attorneys fees) incurred in connection with such action.

     7. WAIVER. No previous waiver and no failure or delay by the Company or in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default, or failure or condition under this Note, the Stock Pledge Agreement, or any of the obligations secured thereby must be made in writing and shall be limited to the express terms of such waiver. The Borrower and Richard M. Giles hereby expressly waives presentment and demand for payment at such time as any payments are due under this Note.

     8. CONFLICTING AGREEMENTS. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

     9. GOVERNING LAW. This Note shall be construed in accordance with the law of the State of California.


                           /s/ Richard M. Giles
                           --------------------------------------------------
                           Richard M. Giles, Trustee of the Giles Living Trust UDT dated December 17, 1993

                           /s/ Richard M. Giles
                           ---------------------------------------------------
                           Richard M. Giles, Guarantor